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                                                                Exhibit 10.4

CONFIDENTIAL

June 17, 2004

Board of Directors
Nordstrom fsb
7320 Butherus Drive, Suite 100
Scottsdale,  AZ 85260

Re:  Commitment of Nordstrom, Inc. to Nordstrom fsb

Gentlemen and Ladies:

     In connection with the annual holding company examination of Nordstrom, Inc. ("Nordstrom") by the Office of Thrift Supervision ("OTS") that was completed on April 19, 2004, the OTS requested that Nordstrom reaffirm in writing its commitment to provide liquidity to Nordstrom fsb (the "Bank"). Nordstrom is pleased to reaffirm its commitment to the Bank to provide liquidity to the Bank, as described below.

     Nordstrom will ensure that the Bank will have adequate funding available to meet its obligations. The funding may take a variety of forms including asset purchases, lines of credit, securitizations or conduit facilities and will be provided by Nordstrom, an affiliate or a third party.

     Nordstrom also will fund and maintain a segregated, earmarked deposit account at the Bank (the "Earmarked Account") established for the purpose of securing all receivables arising from cardholders using private label credit cards ("Private-Label Receivables") prior to having the Private-Label Receivables purchased from the Bank. The balance in the Earmarked Account should equal or exceed the amount of Private-Label Receivables held by the Bank. The balance in the Earmarked Account may be adjusted periodically to reflect changes in the projected volume of Private-Label Receivables (e.g., increased prior to a weekend or a significant marketing event when the volume of Receivables is expected to be increased, or else decreased in periods of historically lower-volume of Private-Label Receivables).

     In the event the Private-Label Receivables are not purchased and remain on the books of the Bank, Nordstrom understands and agrees that the Bank's obligation to originate additional Private-Label Receivables will be limited to the balance in the Earmarked Account and that once the amount of Private-Label Receivables equals the amount of funds in the Earmarked Account, to the extent permitted by law, the Bank will no longer generate additional Private-Label Receivables until the Earmarked Account is funded to projected levels and/or purchases resume.


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     We request that the Bank execute the acknowledgement block set forth below and return one copy of this letter to us. We will and we expect the Bank will also maintain this letter as an official corporate record.

      Sincerely,


      /s/ Michael G. Koppel
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      Michael G. Koppel
      Executive Vice President
      and Chief Financial Officer

cc: Board of Directors, Nordstrom, Inc.
Acknowledged and Agreed:

/s/ Kevin T. Knight
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Kevin T. Knight
Chief Executive Officer
Nordstrom fsb



Nordstrom, fsb
June 17, 2004
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